STATEMENT UNDER OATH OF PRINCIPAL FINANCIAL OFFICER REGARDING FACTS AND CIRCUMSTANCES RELATING TO EXCHANGE ACT FILINGS

I, Peter A. Darbee, state and attest that:

(1) To the best of my knowledge, based upon a review of the covered reports of PG&E Corporation, and, except as corrected or supplemented in a subsequent covered report:

        no covered report contained an untrue statement of a material fact as of the end of the period covered by such report         (or in the case of a report on Form 8‑K or definitive proxy materials, as of the date on which it was filed); and

        no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the         circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the         case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

(2) I have reviewed the contents of this statement with PG&E Corporation’s audit committee.

(3) In this statement under oath, each of the following, if filed on or before the date of this statement, is a "covered report":

PG&E Corporation’s Annual Report on Form 10-K for the year ended December 31, 2001, filed with the Commission;

all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of PG&E Corporation filed with the Commission subsequent to the filing of the Form 10-K identified above; and

any amendments to any of the foregoing.

/s/ Peter A. Darbee

Peter A. Darbee
Senior Vice President Chief Financial Officer
PG&E Corporation

August 1, 2002

State of California                                                )

                                                                  ) SS.

County of    San Francisco___________

On __7/31/02_____, before me, ____J. Angela Faulk____________

personally appeared ________Peter A. Darbee_________________

X personally known to me
___ proved to me on the basis of satisfactory evidence

to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

Place Notary Seal Above
WITNESS my hand and official seal.
/s/ J. Angela Faulk